CMGI, Inc.

LIMITED POWER OF ATTORNEY

 This statement confirms that the undersigned has
authorized and designated each of Peter L. Gray and
Thomas B. Rosedale his attorneys-in-fact to (i) prepare,
execute and file on behalf of the undersigned Form ID or
any other necessary documents or forms in order to obtain
access codes (including, without limitation, CIK and CCC
codes) for the undersigned to permit filing on EDGAR, and
(ii) prepare, execute and file on behalf of the undersigned
all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's
ownership of or transactions in securities of CMGI, Inc.
The authority of such attorneys under this Power of Attorney shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in securities of CMGI, Inc., unless earlier revoked in writing.  The undersigned acknowledges that such
attorneys are not assuming any of the undersigned's responsibilities to comply with the requirements of Section 16 of the Securities
Exchange Act of 1934, as amended, or any of the undersigned's liabilities for failure to comply with such requirements.

Date: April 5, 2006
     /s/: Thomas H. Johnson
     -----------------------
     Name: Thomas H. Johnson